Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amended Registration Statement on Form S-8 (No. 33-198441) of Medbox, Inc. of our report dated March 28, 2014, relating to the consolidated financial statements for the year ended December 31, 2013, which appear on page F-2 of this annual report on Form 10-K.

Q Accountancy Corporation

/s/ Q Accountancy Corporation

Irvine, California

March 26, 2015